UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): July 9, 2024

ChargePoint Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39004	84-1747686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 East Hacienda Avenue Campbell, CA	95008
(Address of Principal Executive Offices)	(Zip Code)
(408) 841-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CHPT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Director Appointment
On July 9, 2024, the board of directors (the “Board”) of ChargePoint Holdings, Inc. (the “Company”) appointed Mr. Mitesh Dhruv, 47, as a Class II director and a member of the Company’s Audit Committee, effective immediately. Mr. Dhruv will serve until the Company’s 2025 Annual Meeting of Stockholders and until his successor is elected and qualified, or sooner in the event of his death, resignation or removal. The Board has determined that Mr. Dhruv meets the requirements for independence under the applicable listing standards of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended.
Mr. Dhruv most recently served as Chief Financial Officer of RingCentral, Inc., a cloud-based communications and collaboration solutions provider, from May 2017 until December 2021. Prior to serving as Chief Financial Officer of RingCentral, Inc., Mr. Dhruv held other positions with RingCentral in the accounting and finance department, including as Senior Vice President, Finance and Strategy from October 2015 to May 2017, as Vice President, Finance and Corporate Controller from September 2014 to October 2015 and as Vice President, Finance from April 2012 to September 2014. Mr. Dhruv also previously worked at Bank of America-Merrill Lynch from December 2005 to March 2012 as an equity analyst, covering software and cloud companies and prior to that, worked in various accounting firms from February 2000 to December 2005, including PricewaterhouseCoopers. Mr. Dhruv served as a member of the Board of Directors of ZoomInfo Technologies Inc. from February 2020 until May 2024. Mr. Dhruv is a Certified Public Accountant, Chartered Accountant, and CFA Charterholder, and holds an undergraduate degree in accounting from the University of Mumbai, India. The Board believes that Mr. Dhruv is qualified to serve as a director due to his extensive financial and accounting experience, including as the Chief Financial Officer of RingCentral, his accounting and financial certifications, his knowledge and experience with global software companies, and his experience in management of a public company.
Mr. Dhruv will be entitled to receive compensation in accordance with the ChargePoint Holdings, Inc. Compensation Program for Non-Employee Directors, which was filed with the Securities and Exchange Commission on September 11, 2023, as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q. Mr. Dhruv will also enter into the Company’s standard form of indemnification agreement.
There are no arrangements or understandings between Mr. Dhruv and any other persons pursuant to which he was elected as a member of the Board. Mr. Dhruv is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.
Chief Financial Officer Appointment
Also, on July 9, 2024, the Board appointed Ms. Mansi Khetani, 49, currently the Company’s interim Chief Financial Officer, to serve as the Company’s Chief Financial Officer on a permanent basis. Ms. Khetani has served as the Company’s interim Chief Financial Officer since November 16, 2023.

Information regarding Ms. Khetani’s previous positions with the Company and business experience is disclosed under Item 5.02 of the Company’s Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on November 16, 2023. There is no arrangement or understanding between Ms. Khetani and any other person pursuant to which Ms. Khetani was selected as Chief Financial Officer, and there are no family relationships between Ms. Khetani and any of the Company’s directors or other executive officers. Ms. Khetani is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K
Ms. Khetani will continue to participate in the Company’s employee benefit plans and existing compensation arrangements, as described under “Executive Compensation - Compensation Discussion and Analysis” in the Company’s definitive Proxy Statement for its 2024 Annual Meeting of Stockholders (the “2024 Proxy Statement”), which was filed with the Securities and Exchange Commission on May 24, 2024, provided however, that Ms. Khetani will now be eligible to participate in the Company’s Fiscal 2025 Severance Plan, as described in the 2024 Proxy Statement and her target fiscal 2025 executive bonus percentage was increased to 60% of her annual base salary.
Further, Ms. Khetani will be eligible to receive time-based and performance-based restricted stock unit (“RSU”) awards in connection with her appointment as Chief Financial Officer. The time-based RSU award will be with respect to 200,000 shares of the Company’s common stock and will vest in equal quarterly installments for four years from the date of grant subject to her continued service. The performance-based RSU award will be with respect to 270,000 shares of the Company’s common stock and will have service-based and performance-based vesting criteria. The performance-based RSU is subject to service-based vesting occurring quarterly in equal installments for four years from the date of grant. The performance-based conditions will be achieved if the average closing price of the Company’s common stock is greater than or equal to four respective stock price appreciation targets for at least 90 consecutive trading days at any time during the five-year performance period with 25% of the shares underlying the performance-based RSU award eligible to vest upon achievement of stock price appreciation targets at $3.00 per share, $5.00 per share, $7.50 per share and $10.00 per share. Each of the time-based and performance-based RSU awards shall be subject to accelerated vesting pursuant to the terms of the Fiscal 2025 Severance Plan, as described in the 2024 Proxy Statement.
On July 11, 2024, the Company issued a press release announcing the appointment of Mr. Dhruv as a member of the Board and of Ms. Khetani as the Company’s Chief Financial Officer. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
On July 9, 2024, the Company held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, 251,189,502 shares of the Company’s common stock, or approximately 59.1% of the total shares entitled to vote, were represented in person or by proxy. The matters before the Annual Meeting were described in more detail in the Company’s definitive 2024 Proxy Statement filed with the United States Securities and Exchange Commission on May 24, 2024. The vote results detailed below represent final results as certified by the Inspector of Election.
Proposal One--Election of Directors. The stockholders elected the following nominees as Class I directors to serve until the 2027 Annual Meeting of Stockholders and until the election and qualification of their respective successors or their earlier death, disqualification, resignation or removal.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Roxanne Bowman	73,652,261	23,273,431	154,263,810
Axel Harries	91,304,139	5,621,553	154,263,810
Mark Leschly	68,236,117	28,689,575	154,263,810
Ekta Singh-Bushell	90,998,068	5,927,624	154,263,810
Proposal Two--Ratification of Selection of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company's fiscal year ending January 31, 2025.

Votes For	Votes Against	Abstentions
246,468,857	3,465,001	1,255,644
Proposal Three--Advisory Vote to Approve the Compensation of the Company's Named Executive Officers. The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the 2024 Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
84,720,232	9,440,339	2,765,121	154,263,810
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated July 11, 2024

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARGEPOINT HOLDINGS, INC.

By:	/s/ Rebecca Chavez
Name: Rebecca Chavez
Title: Chief Legal Officer & Corporate Secretary
Date: July 11, 2024